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                                    FORM 8-K

                                 CURRENT REPORT

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                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: May 21, 1999

                       (DATE OF EARLIEST EVENT REPORTED)

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                          RAMSAY YOUTH SERVICES, INC.
             (Exact name of Registrant as specified in its Charter)

        DELAWARE                    0-13849                    63-0857352
 (State or other juris-        (Commission File             (I.R.S. Employer
diction of incorporation)           Number)                Identification No.)

                                COLUMBUS CENTER
                         ONE ALHAMBRA PLAZA, SUITE 750
                          CORAL GABLES, FLORIDA 33134

                                 (305) 569-6993
              (Registrant's Telephone Number, including area code)

ITEM 4.  Changes in Registrant's Certifying Accountant

         The Board of Directors of Ramsay Youth Services, Inc. ("the Company"), with the approval of the Company's Audit Committee, appointed Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent accountants. Effective May 21, 1999, Deloitte & Touche replaces Ernst & Young LLP ("Ernst & Young"), which previously served as the Company's auditor.

         Ernst & Young's reports on the Company's financial statements for the Company's two most recent fiscal years ending June 30, 1998 and the transition period from July 1, 1998 to December 31, 1998 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


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         During the Company's two most recent fiscal years ending June 30,
1998, the transition period consisting of the six months ended December 31, 1998 and through May 21, 1999, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

         During the Company's two most recent fiscal years ending June 30, 1998, the transition period consisting of the six months ended December 31, 1998 and through May 21, 1999, there have been no reportable events with Ernst & Young required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

         The Company has requested Ernst & Young to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young agrees with the statements contained in the second, third and fourth paragraphs above. A copy of the letter from Ernst & Young to the Securities and Exchange Commission is filed as an exhibit to this report.

ITEM 7.           Financial Statements and Exhibits

                  99.5 Letter from Ernst & Young to the Securities and Exchange Commission dated May 25, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RAMSAY YOUTH SERVICES, INC.
                                            (Registrant)

Dated:  May 27, 1999                        /s/ Marcio C. Cabrera
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                                            Marcio C. Cabrera
                                            Executive V.P. and
                                            Chief Financial Officer